UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 1, 2013

Date of Report

Date of earliest event reported

BLUCORA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 N.E. 8th Street, Suite 800

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2013, Blucora, Inc. (“Blucora”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Monoprice, Inc. (“Monoprice”) and Monoprice’s shareholders. The Purchase Agreement provides for the acquisition of 100% of the equity of Monoprice by Blucora (the “Acquisition”), resulting in Monoprice becoming a wholly owned subsidiary of Blucora. Monoprice is an online provider of self-branded electronics and accessories for both consumers and businesses, operating primarily through its www.monoprice.com site.

The total Acquisition consideration payable by Blucora will be equal to $180 million in cash, which is subject to certain specified working capital adjustments, and which includes a deferred compensation agreement.

The consummation of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The Acquisition is expected to close during the third quarter. In connection with the execution of the Purchase Agreement, the shareholders and certain option holders of Monoprice have executed non-competition and non-solicitation agreements.

The foregoing description of the Purchase Agreement is a summary, does not purport to be a complete description of the Purchase Agreement, and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

On August 1, 2013, Blucora issued a press release announcing the execution of an agreement to acquire Monoprice. A copy of that press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Blucora will host a conference call on August 1, 2013, at 5:30 a.m. Pacific time / 8:30 a.m. Eastern time to discuss the Acquisition. The live webcast and a copy of an investor presentation with additional information can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A copy of that investor presentation is attached hereto as Exhibit 99.2, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

2.1	Stock Purchase Agreement between Blucora, Inc., Monoprice, Inc., and the Shareholders, dated as of July 31, 2013

99.1	Press release dated August 1, 2013

99.2	Investor presentation dated August 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2013

BLUCORA, INC.

By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No	Description

2.1	Stock Purchase Agreement between Blucora, Inc., Monoprice, Inc., and the Shareholders, dated as of July 31, 2013

99.1	Press Release dated August 1, 2013

99.2	Investor presentation dated August 1, 2013